Exhibit 99.1
Two North Riverside Plaza, Suite 2100, Chicago, Illinois 60606

Equity Commonwealth Reports Third Quarter 2021 Results
Chicago – October 27, 2021 - Equity Commonwealth (NYSE: EQC) today reported financial results for the quarter ended September 30, 2021.

Financial results for the quarter ended September 30, 2021
Net loss attributable to common shareholders was $4.8 million, or $0.04 per diluted share, for the quarter ended September 30, 2021. This compares to net loss attributable to common shareholders of $1.6 million, or $0.01 per diluted share, for the quarter ended September 30, 2020. The decline in net income was primarily due to a decrease in lease termination income.

Funds from Operations, or FFO, as defined by the National Association of Real Estate Investment Trusts, for the quarter ended September 30, 2021, were ($0.3) million, or ($0.00) per diluted share. This compares to FFO for the quarter ended September 30, 2020 of $3.3 million, or $0.03 per diluted share. The following items impacted FFO for the quarter ended September 30, 2021, compared to the corresponding 2020 period:
•($0.02) per diluted share decrease in same property NOI; and
•($0.01) per diluted share decrease in interest income.

Normalized FFO was ($0.7) million, or ($0.01) per diluted share, for the quarter ended September 30, 2021. This compares to Normalized FFO for the quarter ended September 30, 2020 of $3.4 million, or $0.03 per diluted share. The following items impacted Normalized FFO for the quarter ended September 30, 2021, compared to the corresponding 2020 period:
•($0.01) per diluted share decrease in interest income;
•($0.01) per diluted share decrease in same property lease termination income; and
•($0.01) per diluted share decrease in same property cash NOI.

Normalized FFO begins with FFO and eliminates certain items that, by their nature, are not comparable from period to period, non-cash items, and items that tend to obscure the company’s operating performance. Definitions of FFO, Normalized FFO and reconciliations to net income, determined in accordance with U.S. generally accepted accounting principles, or GAAP, are included at the end of this press release.

For the quarter ended September 30, 2021, the company’s cash and cash equivalents balance was $3.0 billion.

Same property results for the quarter ended September 30, 2021
The company’s same property portfolio at the end of the quarter consisted of four properties totaling 1.5 million square feet. Operating results were as follows:
•The same property portfolio was 82.5% leased as of September 30, 2021, compared to 83.1% as of June 30, 2021, and 87.7% as of September 30, 2020.
•The same property portfolio commenced occupancy was 78.6% as of September 30, 2021, compared to 79.6% as of June 30, 2021, and 85.1% as of September 30, 2020.
•Same property NOI decreased 20.7% when compared to the same period in 2020.

•Same property cash NOI decreased 9.6% when compared to the same period in 2020.
•The company entered into leases for approximately 9,000 square feet, including renewal leases for approximately 3,000 square feet and new leases for approximately 6,000 square feet.
•The GAAP rental rate on new and renewal leases was 0.3% higher compared to the prior GAAP rental rate for the same space.
•The Cash rental rate on new and renewal leases was 0.5% higher compared to the prior cash rental rate for the same space.

The definitions and reconciliations of same property NOI and same property cash NOI to net income, determined in accordance with GAAP, are included at the end of this press release. The same property portfolio at the end of the quarter included properties continuously owned from July 1, 2020 through September 30, 2021.

Significant Events
•On August 31, 2021, Equity Commonwealth terminated its May 4, 2021 merger agreement to acquire Monmouth Real Estate Investment Corporation, a publicly-traded industrial REIT, following Monmouth’s failure to obtain shareholder approval of the merger. Equity Commonwealth was subsequently reimbursed by Monmouth for the company’s out-of-pocket expenses incurred in connection with the proposed merger, which totaled approximately $10 million.
•During the quarter ended September 30, 2021, the company repurchased 430,871 of its common shares at a weighted average price of $25.70 per share, for a total investment of $11.1 million.
◦Subsequent to quarter end, as of October 26, 2021, the company repurchased 605,506 of its common shares at a weighted average price of $25.93 per share for a total investment of $15.7 million. Year-to-date, the company has repurchased 1,036,377 of its common shares, at a weighted average price of $25.83 per share, for a total investment of $26.8 million. The company has $123.2 million of remaining authorization available under its share repurchase program, as of October 26, 2021.

Earnings Conference Call & Supplemental Information
Equity Commonwealth will host a conference call to discuss third quarter results on Thursday, October 28, 2021, at 9:00 A.M. CT. The conference call will be available via live audio webcast on the Investor Relations section of the company’s website (www.eqcre.com). A replay of the audio webcast will also be available following the call.

A copy of EQC’s Third Quarter 2021 Supplemental Operating and Financial Information is available on the Investor Relations section of EQC’s website at www.eqcre.com.

About Equity Commonwealth
Equity Commonwealth (NYSE: EQC) is a Chicago based, internally managed and self-advised real estate investment trust (REIT) with commercial office properties in the United States. EQC’s portfolio is comprised of four properties totaling 1.5 million square feet.

Regulation FD Disclosures
We use any of the following to comply with our disclosure obligations under Regulation FD: press releases, SEC filings, public conference calls, or our website. We routinely post important information on our website at www.eqcre.com, including information that may be deemed to be material. We encourage investors and others interested in the company to monitor these distribution channels for material disclosures.

Forward-Looking Statements
Some of the statements contained in this press release constitute forward-looking statements within the meaning of the federal securities laws, including, but not limited to, statements pertaining to the marketing of certain properties for sale and consummating any sales, including our statements regarding the overall impact of COVID-19 on the foregoing to the extent we make any such statements. Any forward-looking statements contained in this press release are intended to be made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements contained in this press release reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from those expressed in any forward-looking statement. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause our future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q.

Contact:
Sarah Byrnes, Investor Relations
(312) 646-2801
ir@eqcre.com

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, amounts in thousands, except share data)

	September 30, 2021	December 31, 2020
ASSETS
Real estate properties:
Land	$44,060	$44,060
Buildings and improvements	362,391	357,650
	406,451	401,710
Accumulated depreciation	(154,230)	(143,319)
	252,221	258,391
Cash and cash equivalents	2,961,564	2,987,225
Rents receivable	15,473	14,702
Other assets, net	15,345	17,353
Total assets	$3,244,603	$3,277,671

LIABILITIES AND EQUITY
Accounts payable, accrued expenses and other	$27,391	$20,588
Rent collected in advance	2,424	2,928
Distributions payable	2,954	10,991
Total liabilities	$32,769	$34,507

Shareholders’ equity:
Preferred shares of beneficial interest, $0.01 par value: 50,000,000 shares authorized;
Series D preferred shares; 6.50% cumulative convertible; 4,915,196 shares issued and outstanding, aggregate liquidation preference of $122,880	$119,263	$119,263
Common shares of beneficial interest, $0.01 par value: 350,000,000 shares authorized; 121,511,102 and 121,522,555 shares issued and outstanding, respectively	1,215	1,215
Additional paid in capital	4,282,106	4,294,632
Cumulative net income	3,800,186	3,814,948
Cumulative common distributions	(4,281,754)	(4,283,668)
Cumulative preferred distributions	(715,703)	(709,712)
Total shareholders’ equity	3,205,313	3,236,678
Noncontrolling interest	6,521	6,486
Total equity	$3,211,834	$3,243,164
Total liabilities and equity	$3,244,603	$3,277,671

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, amounts in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Revenues:
Rental revenue	$13,141	$15,742	$41,424	$48,133
Other revenue (1)	740	743	2,183	3,437
Total revenues	$13,881	$16,485	$43,607	$51,570

Expenses:
Operating expenses	$6,102	$6,444	$19,311	$21,882
Depreciation and amortization	4,588	5,137	13,371	14,649
General and administrative	7,572	7,191	30,691	26,097
Total expenses	$18,262	$18,772	$63,373	$62,628

Interest and other income, net	1,599	2,606	5,068	18,944
Interest expense (including net amortization of debt premiums and deferred financing fees of $—, $(3), $—, and $(119), respectively)	—	(9)	—	(620)
Gain on early extinguishment of debt	—	131	—	131
Gain on sale of properties, net	—	—	—	446,536
(Loss) income before income taxes	(2,782)	441	(14,698)	453,933
Income tax expense	(32)	(71)	(94)	(170)
Net (loss) income	$(2,814)	$370	$(14,792)	$453,763
Net loss (income) attributable to noncontrolling interest	6	(1)	30	(803)
Net (loss) income attributable to Equity Commonwealth	$(2,808)	$369	$(14,762)	$452,960
Preferred distributions	(1,997)	(1,997)	(5,991)	(5,991)
Net (loss) income attributable to Equity Commonwealth common shareholders	$(4,805)	$(1,628)	$(20,753)	$446,969

Weighted average common shares outstanding — basic (2)	122,190	121,673	122,128	121,824
Weighted average common shares outstanding — diluted(2)(3)	122,190	121,673	122,128	126,282

Earnings per common share attributable to Equity Commonwealth common shareholders:
Basic	$(0.04)	$(0.01)	$(0.17)	$3.67
Diluted	$(0.04)	$(0.01)	$(0.17)	$3.59

Distributions declared per common share	$—	$3.50	$—	$3.50

(1)	Other revenue is primarily comprised of parking revenue that does not represent a component of a lease.
(2)	Weighted average common shares outstanding for the three months ended September 30, 2021 and 2020 includes 262 and 150 unvested, earned RSUs, respectively. Weighted average common shares outstanding for the nine months ended September 30, 2021 and 2020 includes 255 and 159 unvested, earned RSUs, respectively.
(3)
As of September 30, 2021, we had 4,915 series D preferred shares outstanding. The series D preferred shares were convertible into 3,237 common shares as of September 30, 2021 and 2,857 common shares as of September 30, 2020. The series D preferred shares are antidilutive for GAAP EPS for the three and nine months ended September 30, 2021 and for the three months ended September 30, 2020. They are dilutive for GAAP EPS for the nine months ended September 30, 2020.

CALCULATION OF FUNDS FROM OPERATIONS (FFO) AND NORMALIZED FFO
(Unaudited, amounts in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Calculation of FFO
Net (loss) income	$(2,814)	$370	$(14,792)	$453,763
Real estate depreciation and amortization	4,546	4,917	13,232	13,972
Gain on sale of properties, net	—	—	—	(446,536)
FFO attributable to Equity Commonwealth	1,732	5,287	(1,560)	21,199
Preferred distributions	(1,997)	(1,997)	(5,991)	(5,991)
FFO attributable to EQC common shareholders and unitholders	$(265)	$3,290	$(7,551)	$15,208

Calculation of Normalized FFO
FFO attributable to EQC common shareholders and unitholders	$(265)	$3,290	$(7,551)	$15,208
Straight-line rent adjustments	(409)	(367)	(1,277)	346
Sold property expense included in interest and other income, net	—	515	—	515
Gain on early extinguishment of debt	—	(131)	—	(131)
Executive severance expense	—	—	7,107	—
Taxes related to property sales included in general and administrative	—	—	—	1,458
Taxes related to property sales, net included in income tax expense	—	99	—	178
Normalized FFO attributable to EQC common shareholders and unitholders	$(674)	$3,406	$(1,721)	$17,574

Weighted average common shares and units outstanding — basic (1)	122,437	121,916	122,373	122,038
Weighted average common shares and units outstanding — diluted (1)	122,437	123,517	122,373	123,639

FFO attributable to EQC common shareholders and unitholders per share and unit — basic and diluted	$(0.00)	$0.03	$(0.06)	$0.12
Normalized FFO attributable to EQC common shareholders and unitholders per share and unit — basic and diluted	$(0.01)	$0.03	$(0.01)	$0.14

(1)
Our calculations of FFO and Normalized FFO attributable to EQC common shareholders and unitholders per share and unit - basic for the three months ended September 30, 2021 and 2020 include 247 and 243 LTIP/Operating Partnership Units, respectively, that are excluded from the calculation of basic earnings per common share attributable to EQC common shareholders (only). Our calculations of FFO and Normalized FFO attributable to EQC common shareholders and unitholders per share and unit - basic for the nine months ended September 30, 2021 and 2020 include 245 and 214 LTIP/Operating Partnership Units, respectively, that are excluded from the calculation of basic earnings per common share attributable to EQC common shareholders (only).

We compute FFO in accordance with standards established by Nareit. Nareit defines FFO as net income (loss), calculated in accordance with GAAP, excluding real estate depreciation and amortization, gains (or losses) from sales of depreciable property, impairment of depreciable real estate and our portion of these items related to equity investees and noncontrolling interests.  Our calculation of Normalized FFO differs from Nareit’s definition of FFO because we exclude certain items that we view as nonrecurring or impacting comparability from period to period.  FFO and Normalized FFO are supplemental non-GAAP financial measures. We consider FFO and Normalized FFO to be appropriate measures of operating performance for a REIT, along with net income (loss), net income (loss) attributable to EQC common shareholders and cash flow from operating activities.

We believe that FFO and Normalized FFO provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO may facilitate a comparison of our operating performance between periods and with other REITs.  FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income (loss), net income (loss) attributable to EQC common shareholders or cash flow from operating activities, determined in accordance with GAAP, or as indicators of our financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of our needs.  These measures should be considered in conjunction with net income (loss), net income (loss) attributable to EQC common shareholders and cash flow from operating activities as presented in our condensed consolidated statements of operations, condensed consolidated statements of comprehensive income and condensed consolidated statements of cash flows.  Other REITs and real estate companies may calculate FFO and Normalized FFO differently than we do.

CALCULATION OF SAME PROPERTY NET OPERATING INCOME (NOI) AND SAME PROPERTY CASH BASIS NOI
(Unaudited, amounts in thousands)

	For the Three Months Ended
	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020
Calculation of Same Property NOI and Same Property Cash Basis NOI:
Rental revenue	$13,141	$14,114	$14,169	$14,001	$15,742
Other revenue (1)	740	761	682	707	743
Operating expenses	(6,102)	(6,588)	(6,621)	(6,976)	(6,444)
NOI	$7,779	$8,287	$8,230	$7,732	$10,041
Straight-line rent adjustments	(409)	(561)	(307)	(6)	(367)
Lease termination fees	(7)	—	—	(10)	(1,300)
Cash Basis NOI	$7,363	$7,726	$7,923	$7,716	$8,374
Cash Basis NOI from non-same properties (2)	12	22	(124)	(415)	(218)
Same Property Cash Basis NOI	$7,375	$7,748	$7,799	$7,301	$8,156
Non-cash rental income and lease termination fees from same properties	416	561	307	16	1,668
Same Property NOI	$7,791	$8,309	$8,106	$7,317	$9,824

Reconciliation of Same Property NOI to GAAP Net (Loss) Income:
Same Property NOI	$7,791	$8,309	$8,106	$7,317	$9,824
Non-cash rental income and lease termination fees from same properties	(416)	(561)	(307)	(16)	(1,668)
Same Property Cash Basis NOI	$7,375	$7,748	$7,799	$7,301	$8,156
Cash Basis NOI from non-same properties (2)	(12)	(22)	124	415	218
Cash Basis NOI	$7,363	$7,726	$7,923	$7,716	$8,374
Straight-line rent adjustments	409	561	307	6	367
Lease termination fees	7	—	—	10	1,300
NOI	$7,779	$8,287	$8,230	$7,732	$10,041
Depreciation and amortization	(4,588)	(4,432)	(4,351)	(4,680)	(5,137)
General and administrative	(7,572)	(7,390)	(15,729)	(7,136)	(7,191)
Interest and other income, net	1,599	1,626	1,843	2,284	2,606
Interest expense	—	—	—	—	(9)
Gain on early extinguishment of debt	—	—	—	—	131
Gain on sale of properties, net	—	—	—	208	—
(Loss) income before income taxes	$(2,782)	$(1,909)	$(10,007)	$(1,592)	$441
Income tax expense	(32)	(31)	(31)	(78)	(71)
Net (loss) income	$(2,814)	$(1,940)	$(10,038)	$(1,670)	$370

(1)	Other revenue is primarily comprised of parking revenue that does not represent a component of a lease.
(2)	Cash Basis NOI from non-same properties for all periods presented includes the operations of disposed properties.

CALCULATION OF SAME PROPERTY NET OPERATING INCOME (NOI) AND SAME PROPERTY CASH BASIS NOI
(Unaudited, amounts in thousands)

	For the Nine Months Ended September 30,
	2021	2020
Calculation of Same Property NOI and Same Property Cash Basis NOI:
Rental revenue	$41,424	$48,133
Other revenue (1)	2,183	3,437
Operating expenses	(19,311)	(21,882)
NOI	$24,296	$29,688
Straight-line rent adjustments	(1,277)	346
Lease termination fees	(7)	(1,300)
Cash Basis NOI	$23,012	$28,734
Cash Basis NOI from non-same properties (2)	(90)	(2,838)
Same Property Cash Basis NOI	$22,922	$25,896
Non-cash rental income and lease termination fees from same properties	1,284	1,153
Same Property NOI	$24,206	$27,049

Reconciliation of Same Property NOI to GAAP Net (Loss) Income:
Same Property NOI	$24,206	$27,049
Non-cash rental income and lease termination fees from same properties	(1,284)	(1,153)
Same Property Cash Basis NOI	$22,922	$25,896
Cash Basis NOI from non-same properties (2)	90	2,838
Cash Basis NOI	$23,012	$28,734
Straight-line rent adjustments	1,277	(346)
Lease termination fees	7	1,300
NOI	$24,296	$29,688
Depreciation and amortization	(13,371)	(14,649)
General and administrative	(30,691)	(26,097)
Interest and other income, net	5,068	18,944
Interest expense	—	(620)
Gain on early extinguishment of debt	—	131
Gain on sale of properties, net	—	446,536
(Loss) income before income taxes	$(14,698)	$453,933
Income tax expense	(94)	(170)
Net (loss) income	$(14,792)	$453,763

(1)	Other revenue is primarily comprised of parking revenue that does not represent a component of a lease.
(2)	Cash Basis NOI from non-same properties for all periods presented includes the operations of disposed properties.

NOI is income from our real estate including lease termination fees received from tenants less our property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions and corporate level expenses. Cash Basis NOI is NOI excluding the effects of straight line rent adjustments, lease value amortization and lease termination fees. The quarter-to-date same property versions of these measures include the results of properties continuously owned from July 1, 2020 through September 30, 2021. The year-to-date same property versions of theses measures include the results of properties continuously owned from January 1, 2020 through September 30, 2021. Properties classified as held for sale within our condensed consolidated balance sheets are excluded from the same property versions of these measures.

We consider these supplemental non-GAAP financial measures to be appropriate supplemental measures to net income (loss) because they may help to understand the operations of our properties. We use these measures internally to evaluate property level performance, and we believe that they provide useful information to investors regarding our results of operations because they reflect only those income and expense items that are incurred at the property level and may facilitate comparisons of our operating performance between periods and with other REITs. Cash Basis NOI is among the factors considered with respect to acquisition, disposition and financing decisions. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered as an alternative to net income (loss), net income (loss) attributable to Equity Commonwealth common shareholders or cash flow from operating activities, determined in accordance with GAAP, or as indicators of our financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of our needs. These measures should be considered in conjunction with net income (loss), net income (loss) attributable to EQC common shareholders and cash flow from operating activities as presented in our condensed consolidated statements of operations, condensed consolidated statements of comprehensive income and condensed consolidated statements of cash flows. Other REITs and real estate companies may calculate these measures differently than we do.